SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

CNL HOTELS & RESORTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

For your convenience, authorize your proxy by telephone or the Internet.
And most importantly...
Please Vote!
☑	Read the Enclosed Materials...

Enclosed is the following information for the CNL Hotels & Resorts, Inc. Annual Meeting of Stockholders:
•	Notice of the Annual Meeting of Stockholders

•	Proxy Statement that describes the proposal for which votes are being solicited

•	Proxy Card
☑	Authorize your proxy by Telephone...

For your convenience, you may authorize your proxy by telephone. Please refer to the proxy card for instructions and your control number.

...Or over the Internet

Open the web page: http://www.dfking.com/cnlhotels and follow the online instructions to authorize your proxy. Your control number is located on the proxy card.

...Or Complete the Proxy Card and Return by Mail

On the proxy card, cast your vote on the proposal, sign in black or blue ink, date and return it in the postage-paid envelope provided. Please note, all parties must sign (if jointly held, each person should sign the proxy card).

☑	For Assistance...

If you have any questions or need assistance in completing your proxy card, please call our information agent, D.F. King & Co., Inc., toll free at (800)758-5880.

☑	Please Vote...

We encourage you to cast your vote promptly, so we can avoid additional costs soliciting your vote. If you authorized your proxy by telephone or the Internet, please DO NOT mail back the proxy card.

Thank You!

We appreciate your participation and support. Again, please be sure to vote.

Your vote is important!
CNL Center II at City Commons
420 South Orange Avenue
Suite 700
Orlando, Florida 32801-3313

CNL Center II at City Commons
420 South Orange Avenue
Suite 700
Orlando, Florida 32801-3313
(866) 650-0650
www.cnlhotels.com
Memorandum

To:	Financial Advisors

From:	CNL Hotels & Resorts, Inc.

Date:	August 21, 2006

Re:	Proxy Mailing and Annual Meeting of Stockholders

CNL Hotels & Resorts, Inc. (the “Company”) is mailing proxy materials to investors who owned shares of the Company as of August 8, 2006, the date established as the Record Date in connection with the Annual Meeting of Stockholders to be held on September 22, 2006 (the “Annual Meeting”). Enclosed is a sample of the information being sent to these investors.
This proxy mailing is being conducted prior to the Annual Meeting in order to obtain stockholder approval on any matters being voted. The Company must receive enough voted responses to represent a quorum at the Annual Meeting; otherwise, we will be required to incur the time and expense of additional mailings.
Since you have investors who own shares of the Company, we are asking you to encourage each of such clients to vote by completing the proxy card, signing it and mailing it promptly using the postage-paid envelope provided. As another option, your clients may use the optional telephone or Internet features to authorize their proxies. Please refer to the proxy card for telephonic and Internet proxy authorization instructions. All votes must be received in advance of the Annual Meeting, which will be held on September 22, 2006 at 3:00 p.m. Eastern Time at the Courtyard by Marriott, 8623 Vineland Avenue, Orlando, FL 32821.
Please note that D.F. King & Co., Inc. has been selected as our solicitation firm for this proxy and related mailing and may contact investors, including your clients, to solicit their vote. Investors have been given the option to contact D.F. King & Co., Inc. toll free at (800) 758-5880 if they need assistance in completing their proxy card.
Thank you for your continued support of CNL Hotels & Resorts, Inc. and your attention to this request.
If you have any questions, please call Client Services toll free at (866) 650-0650.
Enclosures

August 21, 2006,
An Update from CNL Hotels & Resorts, Inc.
Dear Participating Broker Dealer:
On behalf of CNL Hotels & Resorts, Inc., in our ongoing commitment to keep you informed of the progress of our investment programs, enclosed are the Proxy materials and cover memo to Financial Advisors.
The Annual Meeting of Stockholders of CNL Hotels & Resorts, Inc. will be held at the Courtyard by Marriott, 8623 Vineland Avenue, Orlando, FL 32821 on September 22, 2006, at 3:00 p.m., Eastern Time.
We appreciate your support of CNL and our investment opportunities. If you have questions or if we may be of further assistance, please contact the CNL Due Diligence Department at (866) 650-0650.
Regards,
Carol B. Jones
Senior Due Diligence Coordinator
Enclosures